UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019 (September 5, 2019)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 Technology Blvd.,	Austin,	Texas	78727
(Address of principal executive offices)			(Zip Code)

(512)	219-8020
Registrant’s Telephone Number, Including Area Code
None
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	LMNX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2019, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Luminex Corporation, a Delaware corporation (the “Company”), elected Dijuana K. Lewis to the Board as a Class I director, effective immediately. Ms. Lewis’s term will expire, along with the terms of the other Class I directors, at the Company’s annual meeting of stockholders expected to be held in May 2022. In addition, Ms. Lewis has been appointed to the Compensation and Nominating and Corporate Governance Committees of the Board, effective immediately. There are no arrangements or understandings between Ms. Lewis and any other persons pursuant to which she was selected as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that Ms. Lewis qualifies as an independent director within the meaning of the listing standards of The Nasdaq Global Select Market. Additionally, there are no transactions involving the Company and Ms. Lewis that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Lewis, age 60, has served on various non-profit and advisory boards, as well as consulted on healthcare related matters since her retirement from Aetna, Inc., a managed care company, in April 2016. Ms. Lewis most recently served Aetna, Inc. as Executive Vice President, Consumer Products and Enterprise Marketing from October 2013 to April 2016. Prior to that, she served as Senior Vice President, Health and Wellness for Walmart Stores, Inc., a multinational retail chain, from March 2011 to October 2013. Ms. Lewis previously served in a number of executive level positions of increasing responsibility with Anthem/Wellpoint, Inc., a managed care company, from August 1994 to January 2011, including serving as the Executive Vice President and Chief Executive Officer of its Comprehensive Health Solutions division from October 2007 to January 2011. Ms. Lewis received a bachelor’s degree in quantitative business analysis from the Kelley School of Business at Indiana University and a master’s degree in business administration from Indiana Wesleyan University.

Pursuant to the Company’s director compensation policy as currently in effect, Ms. Lewis will receive an annual cash retainer of $50,000, which will be prorated to $38,750 for the current year, as well as a restricted stock award with a grant date fair market value equal to $76,725, which is the prorated amount of the annual restricted stock grant for directors of $99,000, reflecting 9.3 months until the Company’s next Annual Meeting. The restricted stock will vest on the date that is one year following the grant date. The Company and Ms. Lewis also entered into the Company’s standard director and officer indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION

Date: September 9, 2019	By:	/s/ Harriss T. Currie
	Name:	Harriss T. Currie
	Title:	Chief Financial Officer, Senior Vice President of Finance
(Principal Financial Officer)